Exhibit 99.1

Filed by Horizon Bancorp pursuant to
Rule 425 under the Securities Act of 1933

Subject Company: Horizon Bancorp
Commission File No. 000-10792
 Horizon Enters Lafayette Through Strategic Merger

  FORWARD LOOKING STATEMENTS This presentation may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon Bancorp and its affiliates (collectively, “Horizon”). For these statements, Horizon claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in the presentation materials should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in Horizon’s Annual Report on Form 10-K. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.   Disclosures

  ADDITIONAL INFORMATION FOR SHAREHOLDERS In connection with the proposed merger, Horizon will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of Lafayette Community Bancorp (“Lafayette” or “LFYC”) and a Prospectus of Horizon (the “proxy statement/prospectus”), as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS AND INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement/prospectus and other relevant materials (when they become available), and any other documents Horizon has filed with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents Horizon has filed with the SEC from Horizon at www.horizonbank.com under the tab “About Us – Investor Relations – Documents – SEC Filings.” Alternatively, these documents, when available, can be obtained free of charge from Horizon upon written request to Horizon Bancorp, Attn: Dona Lucker, Shareholder Relations Officer, 515 Franklin Square, Michigan City, Indiana 46360 or by calling (219) 874-9272. The information available through Horizon’s website is not and shall not be deemed part of this presentation or incorporated by reference into other filings Horizon makes with the SEC. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Horizon and Lafayette and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Lafayette in connection with the proposed merger. Information about the directors and executive officers of Horizon is set forth in Horizon’s Annual Report on Form 10-K filed with the SEC on February 28, 2017, and in the proxy statement for Horizon’s 2017 annual meeting of shareholders, as filed with the SEC on March 17, 2017. Additional information regarding the interests of these participants and any other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.  Disclosures

 *  Lafayette Community Bancorp (LFYC)  Company Profile  Headquartered in Lafayette, IndianaExperienced leadership team with deep community tiesStrong commercial loan growth since 2012 (15.2% CAGR)Continued asset quality improvement since 20125th in deposit market share in Tippecanoe CountyFour branches, averaging $35 million in deposits  Financial Highlights  Financial Highlights  Financial Highlights  Financial Highlights  ($000s)  2014  2015  2016  Assets  $156,016  $162,169  $166,577  Loans  101,317  108,346  132,746  Deposits  137,259  143,303  140,627  Net Income  675  568  902  ROAA  0.43%  0.35%  0.53%  TCE/TA  11.70%  11.53%  11.71%  NPAs/Assets  2.95%  1.37%  1.37%  Pro-forma Financial Highlights  Pro-forma Financial Highlights  Locations  63  Assets  $3.3 Billion  Loans  $2.3 Billion  Deposits  $2.6 Billion  Acquired Lafayette BranchesHorizon (“HBNC”)HBNC Loan Production Offices  Lafayette

Compelling Rationale

Strategic

- Fills market gap between Indianapolis and Northern Indiana
- Experienced leadership team retained
- High quality lending team with big bank experience
- Scalable platform in the high growth market of Tippecanoe County, Indiana
- Potential to capture market share from larger institutions

Financial

- EPS accretion of 0.5%, 0.7% and 1.0% in 2018, 2019 and 2020, respectively
- Initial TBV dilution of $0.06 with 3.0 year earn back (cross over method)
- Internal rate of return of 15%
- Cost savings of 35%, fully phased in

Risk Profile

- Thorough due diligence process completed (81% of commercial loan portfolio reviewed)
- Cultural fit and retention of key management members with valuable market knowledge, including top three executives
- Experienced Acquirer – Horizon's 12th acquisition since July 2003

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 *  Tippecanoe County  Deposit Market Share – 2016  Deposit Market Share – 2016  Deposit Market Share – 2016  Deposit Market Share – 2016  Rank  Institution  Deposits ($000s)   Market Share  1  JPMorgan Chase  $701,835  29%  2  First Merchants  510,925  21%  3  Regions  296,336  12%  4  Old National  257,117  11%  5  Lafayette Community  149,557  6%  6  Centier  125,097  5%  7  Huntington National  123,337  5%  8  9 other institutions  279,352  11%  In 2016, the Purdue Research Foundation and Browning Investment announced an investment of $1.2 billion in the Purdue Innovation DistrictPurdue University produces a highly skilled workforce with a focus on STEM industriesTippecanoe County is the 7th highest populated county in Indiana with 63% of the county’s population located in Lafayette-West LafayetteDiversified industry base including manufacturing, trade, transportation, utilities, private educational and health services  Largest Employers  Market Commentary

 *  Merger Summary  Consideration Mix  90% stock, 10% cash for common and options cashed out  Consideration Structure  0.5878 HBNC shares and $1.73 in cash for each outstanding share of Lafayette common stock  Aggregate Deal Value (1)  $32.0 million$33.5 million (2)  Required Approvals  Customary regulatory and Lafayette shareholder approval  Price / Tangible Book Value  161.9%  Price / LTM Earnings  32.6x  Price / LTM Earnings +Fully Phased-in Cost Saves  16.4x  Core Deposit Premium  9.1%  Based on Horizon’s closing price of $25.38 as of May 22, 2017Includes 90,574 shares, or 4.65%, of outstanding LFYC common stock currently owned by Horizon Bancorp

 *  Transaction Assumptions  Category  Assumption  Cost saves  35% fully phased-in, 75% realized in 2017  1x after-tax charges  $1.7 million  Non-accretable loan mark  $2.0 million or 1.4% of total loans  Accretable loan mark  $1.4 million or 1.0% of total loans  Core deposit intangibles  $1.7 million or 1.5% of core deposits  Revenue enhancements  Reasonable enhancements in loan growth to reflect increased lending limit and comparable to recent growth

HORIZON BANK

A Company on the Move

	2002-2004	2005-2007	2008-2010	2011-2013	2014-2015	2016	2Q17
Organic Expan. (11)	St. Joseph S. Bend Elkhart	Lake County	Kalamazoo	Indianapolis	Carmel	Ft. Wayne Grand Rapids	Noblesville, IN(2) Columbus, Ohio(3)
M&A (12)	Anchor Mortgage	Alliance	American Trust	Heartland	1st Mortgage Summit Peoples	Farmers LaPorte CNB	Bargersville Lafayette

	Start	CAGR	2Q17
Assets ($ Mil.)	$721	11% CAGR	$3,341(1)
Loans ($ Mil.)	$548	10% CAGR	$2,269(1)
Deposits ($ Mil.)	$489	12% CAGR	$2,593(1)

(1) Financials as of 3/31/2017 reflect Lafayette, excluding merger adjustments
(2) Planned new office for 2017
(3) Loan Production Office located in Dublin, Ohio

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Growth Opportunities Abound



Current Branches
Loan Production Offices
New Offices in 2017
Acquired LFYC Branches
Growth Markets
Emerging Markets
HQ
Grand Rapids
Michigan
Kalamazoo
Battle Creek
Ann Arbor
South Bend
Northwest Indiana
Warsaw
Fort Wayne
Northwest Ohio
Illinois
Indiana
Ohio
Lafayette
Indianapolis
Columbus
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If you have questions please contact:Mark SecorChief Financial Officer515 Franklin SquareMichigan City, IN 46360(219) 873-2611